UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2005

BAD TOYS HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Commission file number 00-50059

Nevada	94-3371514
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification no.)

2344 Woodridge Avenue Kingsport, Tennessee	37664
(Address of principal executive offices)	(Zip code)

(423) 247-9560

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 4, 2005, the Registrant purchased ninety two percent (92%) of the issued and outstanding capital stock of Southland Health Services, Inc., a Delaware corporation maintaining administrative offices at 126 Emergystat Loop, Vernon, Alabama 35592, from Glenn Crawford, Joseph Cerone, and Joseph Donavan (the “Southland Capital Stock”). The purchase price for the Southland Capital Stock was paid, in full, as follows: (a) the issuance by Registrant of three interest bearing promissory notes, with an aggregate original principal balance of Three Million Four Hundred Four Thousand and No/Dollars ($3,404,000), (b) the issuance by Registrant of One Million Eight Hundred Forty Thousand (1,840,000) shares of its restricted common stock, and (c) the issuance by Registrant of warrants (the “Warrants”), entitling the holder to purchase, at an exercise price of $0.50 cents per share, Two Million Three Hundred Thousand (2,300,000) shares of its restricted common stock.

The foregoing description of the purchase of the Southland Capital Stock is qualified in its entirety by the full text of the Capital Stock Purchase Agreement and First Amendment to Capital Stock Purchase Agreement, which are attached as Exhibit 9.1 to this Form 8-K and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Registrant has not included the consolidated financial statements of Southland Health Services, Inc. as an attachment to this Form 8-K. The Registrant will file such financial statements, by amendment, not later than 71 calendar days after the date of this Form 8-K.

(b)	Pro Forma Financial Information.

The Registrant has not included the pro forma financial information as an attachment to this Form 8-K. The Registrant will file such information, by amendment, not later than 71 calendar days after the date of this Form 8-K.

(c)	Exhibits.

*9.1 Capital Stock Purchase Agreement by and between Bad Toys Holdings, Inc., Southland Health Services, Inc., Glenn Crawford, Joseph Cerone, and Joseph Donavan.

*9.2 First Amendment to Capital Stock Purchase Agreement by and between Bad Toys Holdings, Inc., Southland Health Services, Inc., Glenn Crawford, Joseph Cerone, and Joseph Donavan, dated as of February 4, 2005.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bad Toys Holdings, Inc. (Registrant)

Date: February 9, 2005	By:	s/ Larry Lunan
Chief Executive Officer